Exhibit 10.02

FIRST AMENDMENT

TO THE

STATE AUTO PROPERTY & CASUALTY INSURANCE COMPANY

AMENDED AND RESTATED INCENTIVE DEFERRED COMPENSATION PLAN

Background Information

A.

State Auto Property & Casualty Insurance Company (the “Company”) previously adopted and maintains the State Auto Property & Casualty Insurance Company Amended and Restated Incentive Deferred Compensation Plan (the “Plan”) for the benefit of a select group of high income and key associates.

B.

The Company desires to amend the Plan to provide for additional contributions related to excess Company contributions which cannot be made to the State Auto Insurance Companies Retirement Savings Plan (the “Qualified Plan”) due to compensation and benefit limits applicable to the Qualified Plan under Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended (the “Code”).

C.	Section B. of Article V of the Plan permits the Company to amend the Plan at any time.

Amendment of the Plan

The Plan is hereby amended effective July 1, 2010, unless another date is indicated herein.

1.	The opening phrase of the second sentence of the second paragraph of Article III of the Plan is hereby amended in its entirety to read as follows:

There are three basic components of each participant’s Accumulations:

2.	A new third indented paragraph is hereby added to the second paragraph of Article III of the Plan to read as follows:

Third, the Company will contribute any excess portion of the Company’s nonelective retirement contributions not eligible to be contributed to the Qualified Plan due to limitations on your benefits and/or compensation under Code Sections 401(a)(17) and 415. For example, the 2010 compensation limit under Code Section 415 applicable to qualified plans is $245,000. The Company’s nonelective retirement contribution is currently an amount equal to 5% of your eligible compensation (as defined in the Qualified Plan). The Company reserves the right to change the amount of the nonelective retirement contribution from time to time. If your eligible compensation exceeds the applicable compensation limit under the Qualified Plan (e.g., $245,000), the Company’s nonelective retirement contribution attributable to the excess amount of eligible compensation will be contributed to this Plan. The amounts credited to your Accumulations related to the Company’s nonelective retirement contributions, adjusted for earnings or losses as described below, are referred to as your “Nonelective Retirement Value”.

3.	Two new last sentences are hereby added to the second paragraph of Section A. of Article IV of the Plan to read as follows:

The portion of your Accumulations derived from the Nonelective Retirement Value will not be vested until you complete three years of service for the Company. A “year of service” for this purpose is as defined above.

4.	The third paragraph of Section A. of Article IV of the Plan is hereby amended in its entirety to read as follows:

In addition, you also become 100% vested in your Matching Value Accumulations and Nonelective Retirement Value Accumulations upon the attainment of age 55, upon your death, or if you become totally disabled (as defined in Section D.3. below) prior to age 55 or other separation from service (as defined in Code Section 409A; provided, however, that “at least 80 percent” shall be used instead of the 50 percent standard as referenced in Treasury Regulations Section 1.409A-1(h)(3)) with the Company.

5.	Section B. of Article IV of the Plan is hereby amended in its entirety to read as follows:

If your employment with the Company terminates for any reason other than retirement at age 55 or beyond, death, or total disability (as defined in Section D.3. of the Plan) prior to the time you have completed three years of service (for Nonelective Retirement Value Accumulations) or five years of service (for Matching Value Accumulations), you will forfeit your rights to receive benefits under the Plan, except that you will still be entitled to receive benefits based on your Deferral Value.

6.	A new last sentence is hereby added to Section D.7. of Article IV of the Plan to read as follows:

In addition, Nonelective Retirement Value Accumulations shall be paid in the form of 60 monthly installments and no separate distribution election shall be available.

7.	All other provisions of the Plan shall remain in full force and effect.

STATE AUTO PROPERTY & CASUALTY INSURANCE COMPANY

BY:	/s/ James A. Yano

ITS:	VP, Secretary, General Counsel

DATE:	May 24, 2010